SEC File No.:
                                                                   -------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         CAPITAL RESOURCE FUNDING, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

                                 North Carolina
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                     7389                                  54-2142880
         (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
          CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NO.)

            2212 Lantern Way Circle, Cornelius, North Carolina 28031
                                 (704) 564-1676
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                 David R. Koran
            2212 Lantern Way Circle, Cornelius, North Carolina 28031
                                 (704) 564-1676
               (NAME, ADDRESS AND TELEPHONE OF AGENT FOR SERVICE)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As  soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE (1)(2)


                                                      Proposed
                                    Proposed          Maximum
                     Amount of      Maximum           Aggregate     Amount of
Title of Securities  Shares to be   Offering Price    Offering      Registration
to be Registered     Registered     Per Share         Price (1)     Fee
-------------------  ------------   ---------------   ----------    ------------

$.001 par value
common stock         990,000  (1)      $.25  (2)      $  247,500       $ 31.36
-------------------  ------------   ---------------   ----------    ------------

TOTALS               990,000                          $  247,500       $ 31.36




(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee for the shares of the Selling Security Holders and the resale of the shares that will be distributed as a dividend distribution to shareholders of HairMax International, Inc., a Nevada corporation ("HairMax"). The sale of the shares of the Selling Security Holders and the resale of the shares that are being distributed to the selling shareholders of HairMax (the "HairMax Selling Security Holders") are being registered pursuant to this Registration Statement. The registration fee for the shares of the Selling Security Holders and the registration fee for the shares of the HairMax Selling Security Holders are both based upon a value of $.25.

(2) Our Selling Security Holders hold 790,000 of the shares, which we are registering. These shares will be sold at $.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. HairMax holds 200,000 shares, which will be distributed as a dividend distribution to the HairMax Selling Security Holders on the basis of one share of our common stock for each ninety shares of HairMax common stock. This spin-off of these shares is being registered pursuant to this Registration Statement. In addition, the resale of the shares of the HairMax Selling Security Holders is also being registered hereunder. The shares of the HairMax Selling Security Holders will be sold at $.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices.

The information in this prospectus is not complete and may be changed. The Selling Security Holders and the HairMax Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

                  SUBJECT TO COMPLETION, DATED AUGUST 9, 2004

                         CAPITAL RESOURCE FUNDING, INC.

                         990,000 shares of Common Stock

Our Selling Security Holders are offering 790,000 shares of our common stock for sale. In addition, HairMax is distributing 200,000 shares of our common stock as a dividend distribution to the shareholders of HairMax of record as of July 16, 2004 on the basis of one share of our common stock for each ninety shares of HairMax common stock. Fractional shares will not be distributed. Finally, the HairMax Selling Security Holders are offering 200,000 shares of our common stock for resale which they received in the dividend distribution.

To summarize, this offering is comprised of securities registered for sale by the Selling Security Holders, securities registered pursuant to a dividend distribution of 200,000 shares of our common stock to holders of HairMax common stock, and securities registered for sale by the HairMax Selling Security Holders.

HairMax shareholders are not required to take any action to receive their shares of our common stock. No consideration need be paid by the holders of HairMax shares for our shares. In addition, no fractional shares will be distributed.

No  market  currently  exists  for  our  common  stock.

The Selling Security Holders and the HairMax Selling Security Holders will sell their shares at $0.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. We will pay all expenses of registering the securities.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. Our Selling Security Holders and the HairMax Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

            The date of this preliminary prospectus is August 9, 2004

                                TABLE OF CONTENTS

     Part I - Prospectus Information                                        Page

1.   Front  Cover  Page  of  Prospectus                                        1
2.   Inside  Front  and  Outside  Back  Cover  Pages  of  Prospectus           2
3.   Summary  Information                                                      6

     Risk  Factors                                                             9

     - Our limited operating history and lack of revenues makes evaluation of our business and prospects difficult.
     - Seasonal fluctuations in the finance brokerage business adversely affect our revenues, cause cut backs in our operations and may impede future growth.
     - We may not be able to compete effectively in the financial services market because of our size.
     - We have had limited revenue growth and may not be able to achieve growth in our revenues in the future.
     - Our business strategy includes forming new marketing relationships with others and a failure to accomplish this strategy may adversely impact our customer base and revenue growth.
     - Because it is not difficult to enter our industry, we expect increased competition which could harm our business.
     - To grown our business, we plan to raise capital by selling shares of our stock, which may subject us to additional risks and will dilute your ownership.
     - Our business depends on the internet and functioning computer equipment, as well as telecommunications, the failure of which would hinder our services and may make it more difficult to conduct our business.
     - Many of the companies that we plan to target for strategic marketing and the sale of our services operate in highly regulated industries such as banking, which could adversely impact our business and freedom to transact business.
     -    We  do  not  expect  to  pay  dividends  on  our  common  stock.
     - If our common stock becomes tradable on the over-the-counter bulletin board, sales of our common stock by our principal shareholder could affect the level of public interest in our common stock as well as depress its price.
     - There is no trading market for our shares of common stock and you may be unable to sell your investment quickly or at all.
     - Because our stock is considered a penny stock any investment in our stock is considered to be a high-risk investment and is subject to restrictions on marketability.
     - We have substantial near-term capital needs; we may be unable to obtain the additional funding needed to enable us to operate profitably in the future.
     - Our principal stockholder controls our business affairs in which case there is a risk that you will have little or no participation in our business affairs.
     - If we lose the services of our President, our business may be impaired.
     - We do not have any plans to hire additional personnel for at least the next twelve months, which may cause substantial delays in our operations.
     - Our lack of an established brand name could negatively impact our ability to effectively compete in the financial brokerage market.
     - Our operations are subject to possible conflicts of interest that may negatively impact upon your ability to make a profit from this investment.
     - We face intense competition, which puts us at a competitive disadvantage; if we are unable to overcome these competitive disadvantages we may never become profitable.

4.   Use  of  Proceeds                                                        12
5.   Determination  of  Offering  Price                                       12
6.   Dilution                                                                 13
7.   Selling  Security  Holders  and  HairMax  Selling  Security  Holders     13
8.   Plan  of  Distribution                                                   16
9.   Legal  Proceedings                                                       19
10.  Directors,  Executive  Officers,  Promoters  and  Control  Persons       19
11.  Security  Ownership  of  Certain  Beneficial  Owners  and  Management    20
12.  Description  of  Securities                                              22
13.  Experts                                                                  22
14.  Disclosure  of  Commission  Position  on Indemnification
     For Securities Act  Liabilities                                          22
15.  Transactions  Within  Last  Five  Years                                  22
16.  Description  of  Business                                                24
17.  Management's  Discussion  and  Analysis                                  27
18.  Description  of  Property                                                30
19.  Information  Concerning  HairMax                                         31
20.  Federal  Income  Tax  Consequences  of  the  HairMax  Distribution       33
21.  Certain  Relationships  and  Related  Transactions                       35
22.  Market  for  Common  Equity  and  Related  Stockholder  Matters          35
23.  Executive  Compensation                                                  38
24.  Financial  Statements                                                    39
25.  Changes  in  and Disagreements with Accountants on
     Accounting And Financial Disclosure                                      51

ITEM  3.  SUMMARY  INFORMATION  AND  RISK  FACTORS

                               PROSPECTUS SUMMARY

OUR  COMPANY.

     We were incorporated in North Carolina on February 2, 2004 to engage in the business of commercial finance brokerage and consulting. We are currently engaged and plan to continue in the commercial finance brokerage and consulting business. Our executive offices are currently located at the residence of our President, Mr. David R. Koran 2212 Lantern Way Circle, Cornelius, NC 28031. Our telephone number is (704) 564-1676. We are authorized to issue common stock. Our total authorized common stock consists of 100,000,000 shares of which 10,000,000 shares are issued and outstanding. We are also authorized to issue up to 10,000,000 shares of convertible preferred stock, of which none are issued and outstanding.

     Our company has a strategic alliance agreement with HairMax International, Inc. ("HairMax"), pursuant to which our services will be offered to the commercial customers of HairMax with a 50/50 revenue split on ever referral made by HairMax that results in business. In consideration for the referral services to be provided by HairMax, the latter will be issued 200,000 shares of our restricted common stock, representing, representing 2.0% of the total number of shares outstanding as of July 16, 2004. HairMax plans to make a registered dividend distribution of our shares to its shareholders pursuant to this prospectuson the basis of one share of Capital Resource Funding, Inc. common stock for each ninety shares of HairMax common stock owned. The number of holders of Hairmax's common stock as of July 16, 2004 was thirty-seven.

OUR  BUSINESS.

     We have acted and intend to continue to act as a broker for commercial finance transactions. In performing these brokering services, we will represent our client businesses in assisting with assessment of funding needs and qualifications, and matching them up with the most suitable funding source.

     In exchange for providing these services, the funding company pays a commission based on the type of loan and amount. Commissions differ from a one-time origination fee to an ongoing monthly percentage of the gross funding
fees.   The  commission  paid  is  not  assessed  against  our  clients.

     Examples of the commissions paid by the funding companies are a commercial mortgage that will pay us from the origination fee typically 1% of the loan amount. Accounts Receivable Financing/Factoring pays a percentage (typically 10%-15%) of the gross monthly fees or discount fee charged by the factor. The monthly discount fees are a percentage of the total monthly volume factored ranging from 1%-8%.
THE  OFFERING.

     As of July 16, 2004, we had 10,000,000 shares of our common stock outstanding. This offering is comprised of a registered securities offering by the Selling Security Holders, a registered dividend distribution of 200,000 shares of our common stock to holders of HairMax common stock and a registered securities offering by the HairMax Selling Security Holders of the shares of common stock which they received in the dividend distribution. The amount of shares offered by the Selling Security Holders equals 790,000 shares, the amount of shares offered by the HairMax Selling Security Holders equals 200,000 shares, and both the Selling Security Holders and the HairMax Selling Security Holders will sell their shares at $0.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. 200,000 shares of our common stock will be issued as a dividend distribution to shareholders of HairMax of record as of July16, 2004 on the basis of one share of our common stock for each ninety shares of HairMax common stock. There will be no fractional shares distributed.

     Because of Hairmax's role in the distribution there is a possibility that it may be deemed to be a "statutory underwriter" within the meaning of Section 2(11) of the Securities Act. HairMax has advised us that it will comply with prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its shareholders. Further, HairMax has acknowledged that it is familiar with the anti-manipulation rules of the SEC, including Regulation M. These rules may apply to sales by HairMax in the market if a market develops. However, HairMax will not own any shares of our company after the distribution and has no plans for future sales or purchases.

     Regulation M prohibits any person who participates in a distribution from bidding for or purchasing any security which is the subject of the distribution until the entire distribution is complete. It also prohibits sales or purchases to stabilize the price of a security in the distribution.

     We have paid all estimated expenses of registering the securities. Although we will pay all offering expenses, we will not receive any proceeds from the sale of the securities. Our offering expenses are approximately $24,441 which has partly been paid from the $100 in proceeds from the sales of our common stock to our President and a $15,000 unsecured line of credit with an unrelated bank.

TAX  CONSEQUENCES  OF  THE  HAIRMAX  DISTRIBUTION

     Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code provided that HairMax has current or accumulated earnings and profits. The fair market value of our common stock will be established by trading that develops immediately subsequent to the HairMax distribution. As of May 31, 2004, the taxable dividend value of each of our shares to be distributed to HairMax shareholders was $8.49. This was arrived at by taking our shareholders' equity of $4,243 at May 31, 2004 and dividing that amount by the number of our outstanding shares on May 31, 2004 of 500.

     The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor about their own particular situation.

                         FINANCIAL SUMMARY INFORMATION.
                         ------------------------------

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements and their explanatory notes.



                                                   For the period from inception
                                                         (February 2, 2004)
   Statements of Operations                             through May 31, 2004

   Revenues                                                  $   4,257
   ---------------------------                           ------------------
   Cost  of  Sales                                           $     -0-
   ---------------------------                           ------------------
   Gross  profit                                             $   4,257
   ---------------------------                           ------------------
   Operating  expenses                                       $   4,056
   ---------------------------                           ------------------
   Income  from  operations                                  $     201
   ---------------------------                           ------------------
   Other  expense,  net                                      $     -0-
   ---------------------------                           ------------------
   Net  income                                               $     201
   ---------------------------                           ------------------
   Net income per common share                            Less  than  $.01
   ---------------------------                           ------------------


   Balance Sheets                                        As of May 31, 2004
   ---------------------------                           ------------------
   Available  cash                                           $   4,243
   ---------------------------                           ------------------
   Total  current  assets                                    $   4,243
   ---------------------------                           ------------------
   Other  assets                                             $     -0-
   ---------------------------                           ------------------
   Total  Assets                                             $   4,243
   ---------------------------                           ------------------
   Current  liabilities                                      $     -0-
   ---------------------------                           ------------------
   Total  liabilities                                        $     -0-
   ---------------------------                           ------------------
   Stockholders  equity                                      $   4,243
   ---------------------------                           ------------------
   Total liabilities and
   stockholder's equity                                      $   4,243
   ---------------------------                           ------------------



                                  RISK FACTORS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.

OUR LIMITED OPERATING HISTORY AND LACK OF REVENUES MAKES EVALUATING OUR BUSINESS AND PROSPECTS DIFFICULT

While our competitors have operated commercial finance brokering firms for a significant period of time, we have only had limited operations and a lack of revenues since our inception on February 2, 2004. As a result, we have a limited operating history upon which you can evaluate us and our prospects. In addition, we show a profit of only $201 without paying any salary to the principal.

SEASONAL ECONOMIC FLUCTUATIONS IN THE COMMERCIAL FINANCE BROKERAGE BUSINESS ADVERSELY IMPACT OUR REVENUES, CAUSE CUT BACKS IN OUR OPERATIONS AND MAY IMPEDE FUTURE GROWTH.

The commercial finance brokerage business is subject to seasonal fluctuations. Historically, the commercial finance industry is known to have seasonal fluctuations in the 4th quarter. Therefore, we expect to experience periods where a lack of revenue may adversely effect our operations. For example, an extended period of lack of revenue may cause us to cut back on our operations which may impede any future growth.

WE  MAY  NOT  BE  ABLE  TO  COMPETE EFFECTIVELY IN THE FINANCIAL SERVICES MARKET
BECAUSE  OF  OUR  SIZE.

The market for small business financial services is competitive, rapidly evolving, fragmented, and highly sensitive to new product introductions and marketing efforts by industry participants. Increased competition for services similar to our brokering services could lower the Company's market share and negatively impact its business and stock price. We face primary competition from a number of companies that offer commercial finance brokering services primarily through an internet presence only. Although we view our business plan as unique, we cannot be certain that our competitors will not develop similar marketing strategies and implement them with greater success, particularly given their greater size.

WE HAVE HAD LIMITED REVENUE GROWTH AND MAY NOT BE ABLE TO ACHIEVE GROWTH IN ITS REVENUES IN THE FUTURE.

It is possible that our business will not grow in the future, or that its costs and expenses will increase. We cannot guarantee that we will continue to be profitable.

OUR BUSINESS STRATEGY INCLUDES FORMING NEW MARKETING RELATIONSHIPS WITH OTHERS AND A FAILURE TO ACCOMPLISH THIS STRATEGY MAY ADVERSELY IMPACT OUR CUSTOMER BASE AND REVENUE GROWTH.

We currently rely upon a web presence and individual referral sources for our business. We recognize the importance of forming direct marketing partnerships with other companies with complementary services. Failure to develop marketing partnerships may adversely impact out ability to grow our business model.

BECAUSE  IT  IS  NOT  DIFFICULT  TO  ENTER  OUR  INDUSTRY,  WE  EXPECT INCREASED
COMPETITION  WHICH  COULD  HARM  OUR  BUSINESS.

The commercial finance brokerage industry is very competitive. Increased competition is likely from both existing competitors and new entrants into our existing or future markets. We believe it is not very difficult to enter into business in our industry. Our competitors have significant advantages, and our future competitors may also have advantages, including:

-    established  referral  network  and  name  recognition;

-    substantially  greater  resources  and  market  presence;

-    better  customer  service  and  technological  expertise;

-    additional  personnel;

-    the  ability  to  devote  greater  resources  to  marketing;

-    longer  operating  histories;  and

-    larger  and  more  established  customer  bases.

TO GROW OUR BUSINESS, WE PLAN TO RAISE CAPITAL BY SELLING SHARES OF OUR STOCK, WHICH MAY SUBJECT US TO ADDITIONAL RISKS AND WILL DILUTE YOUR OWNERSHIP.

To carry out our growth strategies, we plan to launch a marketing campaign to build name recognition and seek complementary marketing partnerships with accounting firms and commercial banks. An inability to launch a successful marketing campaign and secure key marketing partnerships, may negatively affect our financial results and our ability to grow. We cannot guarantee that we will be able to identify and fund the proper marketing efforts that will yield produce any revenue growth.

OUR BUSINESS DEPENDS ON THE INTERNET AND FUNCTIONING COMPUTER EQUIPMENT, AS WELL AS TELECOMMUNICATIONS, THE FAILURE OF WHICH WOULD HINDER OUR SERVICES AND MAY MAKE IT MORE DIFFICULT TO CONDUCT OUR BUSINESS.

Our operations depend on the use of computers, phones and cell phones and the utilities that they use. Damage to this equipment may be caused by human error, natural disasters, power and telecommunications failures, intentional acts of vandalism and similar events. Despite precautions we have taken, the occurrence of human error, a natural disaster or other unanticipated problems could halt our services, damage equipment and result in substantial expense to repair or replace damaged equipment. In addition, the failure of our telecommunications providers to supply the necessary services could also interrupt our business. The inability to supply services to our customers could negatively affect our business.

MANY OF THE COMPANIES THAT WE PLAN TO TARGET FOR STRATEGIC MARKETING AND CUSTOMER BUSINESS, SUCH AS BANKS, OPERATE IN A HIGHLY REGULATED INDUSTRY WHICH COULD ADVERSELY IMPACT OUR FREEDOM TO CONDUCT BUSINESS.

Although our business is not highly regulated, we plan to offer our services to banks. The banking industry is highly regulated and subject to supervision by several federal and/or state governmental regulatory agencies. If bank regulations change or if new regulations are adopted to regulate the financing of small business accounts receivable, our business, financial condition and results of operations could be materially adversely affected.

WE  DO  NOT  EXPECT  TO  PAY  DIVIDENDS  ON  OUR  COMMON  STOCK

To date, we have not paid any dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any payment of future dividends and the amounts thereof will depend upon our earnings, financial requirements and other factors deemed relevant by our board of directors.

IF OUR COMMON STOCK BECOMES TRADEABLE ON THE OVER-THE-COUNTER BULLETIN BOARD, SALES OF OUR COMMON STOCK BY OUR PRINCIPAL SHAREHOLDER COULD AFFECT THE LEVEL OF PUBLIC INTEREST IN OUR COMMON STOCK AS WELL AS DEPRESS ITS PRICE.

     By the filing of this registration statement, we are attempting to register 990,000 shares of our common stock held by two selling shareholders, including the dividend distribution from HairMax. If this registration statement is declared effective, the selling shareholders will be able to sell their shares at $.25 per share until trading begins on the OTC Bulletin Board, and thereafter at negotiated prices. If our common stock becomes tradable on the Over the Counter Bulletin Board, prospective purchasers will be able to purchase our common stock in the open market. Our selling shareholders will be able to sell their shares on the open market. In addition, because our principal stockholder, David Koran, owns approximately 93% of our common stock he may dispose of a substantial percentage of his stock subject to Rule 144 trading volume limitations. If substantial amounts of any of these shares are sold there may be downward price pressures on our common stock price, causing the market price of our common stock to decrease in value. In addition, this selling activity could:

o    Decrease  the  level  of  public  interest  in  our  common  stock;
o Inhibit buying activity that might otherwise help support the market price of our common stock; and
o    Prevent  possible  upward  price  movements  in  our  common  stock.

THERE IS NO TRADING MARKET FOR OUR SHARES OF COMMON STOCK AND YOU MAY BE UNABLE TO SELL YOUR SHARES.

     There is not, and has never has been a trading market for our securities. There is no established public trading market or market maker for our securities. There can be no assurance that a trading market for our common stock will be established or that, if established, a market will be sustained.

OUR LACK OF AN ESTABLISHED BRAND NAME AND RELATIVE LACK OF RESOURCES COULD NEGATIVELY IMPACT OUR ABILITY TO EFFECTIVELY COMPETE IN THE FINANCIAL BROKERAGE MARKET.

     We do not have an established brand name or reputation to successfully sell commercial funding programs. We also have a relative lack of resources to conduct our business operations. Thus, we may have difficulty effectively competing with companies that have greater name recognition and resources than we do. Presently, we have no patents, copyrights, trademarks and/or service marks that would protect our brand name or our proprietary information, nor do we have any current plans to file applications for such rights. Our inability to promote and/or protect our brand name may have an adverse effect on our ability to compete effectively in the commercial finance industry.

WE HAVE SUBSTANTIAL NEAR-TERM CAPITAL NEEDS; WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL FUNDING NEEDED TO ENABLE US TO OPERATE PROFITABLY IN THE FUTURE.

     We will require additional funding over the next twelve months to develop our business estimated to be equal to $50,000. Presently, we have only $4,243 worth of liquid assets with which to pay our expenses. Accordingly, we will seek outside sources of capital such as conventional bank financing; however, there can be no assurance that additional capital will be available on favorable terms to us. If adequate funds are not available, we may be required to curtail operations or to obtain funds by entering into collaboration agreements on unattractive terms.

     In addition, we have no credit facility or other committed sources of capital sufficient to fund our business plan. We may be unable to establish credit arrangements on satisfactory terms. If capital resources are insufficient to meet our future capital requirements, we may have to raise funds to continue development of our operations. To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to our shareholders and/or increased debt service commitments. If adequate funds are not available, we may be unable to sufficiently develop our operations to become profitable.

OUR PRINCIPAL STOCKHOLDER CONTROLS OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

     Currently, our President, Mr. David R. Koran owns 93% of the outstanding shares of our company. As a result, he will have significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, he will be able to elect all of the members of our Board of Directors, which will allow him to significantly control our affairs and management. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

IF  WE  LOSE  THE  SERVICES  OF  OUR  PRESIDENT,  OUR  BUSINESS MAY BE IMPAIRED.

     Our success is heavily dependent upon the continued active participation of our president, David R. Koran. Mr. Koran has twelve years of experience in the finance business. The loss of Mr. Koran's services could have a material adverse effect upon the development of our business. We do not maintain "key person" life insurance on Mr. Koran. We do not have a written employment agreement with Mr. Koran. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

WE  DO  NOT  HAVE  ANY  PLANS TO HIRE ADDITIONAL PERSONNEL FOR AT LEAST THE NEXT
TWELVE  MONTHS,  WHICH  MAY  CAUSE  SUBSTANTIAL  DELAYS  IN  OUR  OPERATIONS.

     Although we plan to expand our business and operations, we have no plans to hire additional personnel for at least the next twelve months. As we expand our business there will be additional strains on our operations due to increased cost. In addition, there may be additional demand for our services. We now only have the services of our president to accomplish our current business and our planned expansion. If our growth outpaces his ability to provide services and we do not hire additional personnel it may cause substantial delays in our operations.

WE FACE INTENSE COMPETITION, WHICH PUTS US AT A COMPETITIVE DISADVANTAGE; IF WE ARE UNABLE TO OVERCOME THESE COMPETITIVE DISADVANTAGES WE MAY NEVER BECOME PROFITABLE.

     We will face intense competition from companies engaged in similar businesses. We will compete with numerous companies that broker commercial finance products both over the Internet and via traditional forms of business. Many of our competitors have significantly greater customer bases, operating histories, financial, technical, personnel and other resources than we do, and may have established reputations for success in the commercial finance industry. There can be no assurance that we will be able to compete effectively in the highly competitive commercial finance industry. As a response to changes in the competitive environment, we may from time to time make certain service, marketing or supply decisions or acquisitions that could negatively impact our operations and financial condition.

WE HAVE INCURRED LOSSES FROM OPERATIONS AND LIMITED CASH THAT RAISES SUBSTANTIAL DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN.

Our cash flows provided by operations were $4,143 for the period from inception (February 1, 2004) through May 31, 2004. We have incurred a net income of $201 during this period. During this time, we also incurred certain expenses that did not use cash. We incurred $2,000 in the fair value of rent provided by our officer and majority shareholder. Our officer and majority shareholder also paid $1,942 in our business expenses on our behalf. Cash flows generated by financing activities was $100 for the period from inception (February 1, 2004) through May 31, 2004.

ITEM  4.  USE  OF  PROCEEDS

     Not Applicable. We will not receive any proceeds from the sale of the securities by the Selling Security Holders or the HairMax Security Holders.

ITEM  5.  DETERMINATION  OF  OFFERING  PRICE

     The Selling Security Holders and the HairMax Selling Security Holders will sell their shares at $.25 per share until the Company is traded on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices. Prior to this offering, there has been no market for our shares. The offering price of $.25 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining this price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

ITEM  6.  DILUTION

     Not Applicable. We are not registering any shares in this registration statement. All shares are being registered by the Selling Security Holders, the HairMax Selling Security Holders or being distributed in a registered dividend distribution.

ITEM  7.  SELLING  SECURITY  HOLDERS  AND  HAIRMAX  SELLING  SECURITY  HOLDERS

     The Selling Security Holders named in the first table set forth below and the HairMax Selling Security Holders named in the second table set forth below are selling the securities covered by this prospectus. None of the Selling Security Holders or the HairMax Selling Security Holders named below is registered securities broker-dealers or affiliates of broker-dealers. The tables indicate that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the Selling Security Holders or the HairMax Selling Security Holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the Selling Security Holders or the HairMax Selling Security Holders upon termination of this offering. We believe that the Selling Security Holders and the HairMax Selling Security Holders listed in the tables have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities covered by this prospectus.



                                   SELLING  SECURITY  HOLDERS  TABLE



    Name       Relationship       Amount Owned       Amount To Be      Amount Owned        Percent Owned
               With Issuer     Prior to Offering      Registered      After Offering   Before/After Offering
------------   -------------   -----------------     ------------     --------------   ---------------------

Greentree      Consultant            490,000            490,000              0                  5%/5%
Financial         (1)
Group, Inc.
------------   -------------   -----------------     ------------     --------------   ---------------------
David  Koran   Chairman,             300,000            300,000              0                  3%/3%
               President
------------   -------------   -----------------     ------------     --------------   ---------------------

TOTALS                               790,000            790,000              0
------------   -------------   -----------------     ------------     --------------   ---------------------




(1) Robert C. Cottone and Michael Bongiovanni are the owners of Greentree Financial Group, Inc. Greentree Financial Group, Inc. received the 490,000 shares of our common stock for consulting services that consist of assisting in the preparation of this Form SB-2 registration statement, compliance with state Blue Sky regulations, selection of an independent transfer agent and Edgar services. Our contract with Greentree Financial Group, Inc. is attached as an exhibit to this Registration on Form SB-2.


     Set forth below are the Hairmax Selling Security Holders as of the record date of July 16, 2004.



                                HAIRMAX  SELLING  SECURITY  HOLDERS  TABLE


    Name       Relationship       Amount Owned       Amount To Be      Amount Owned        Percent Owned
               With Issuer     Prior to Offering      Registered      After Offering   Before/After Offering
------------   -------------   -----------------     ------------     --------------   ---------------------

Action Stocks,      None                   0                  0              0             Less  than  1%
Inc.
------------   -------------   -----------------     ------------     --------------   ---------------------
American Market     None                  40                 40              0             Less  than  1%
Support Network
------------   -------------   -----------------     ------------     --------------   ---------------------
Barsom, Richard     None                   0                  0              0             Less  than  1%
------------   -------------   -----------------     ------------     --------------   ---------------------
Bartley, Richard    None                   0                  0              0             Less  than  1%
------------   -------------   -----------------     ------------     --------------   ---------------------
Baumann, Lester     None                 100                100              0             Less  than  1%
------------   -------------   -----------------     ------------     --------------   ---------------------
Bongiovanni,        None               7,860              7,860              0                   3.93%
Michael J.
------------   -------------   -----------------     ------------     --------------   ---------------------
Cede  &  Co.        None              42,560             42,560              0                  21.28%
------------   -------------   -----------------     ------------     --------------   ---------------------
Cottone,            None               1,200              1,200              0             Less  than  1%
R. Chris
------------   -------------   -----------------     ------------     --------------   ---------------------
David, Nir Ben      None                 720                720              0             Less  than  1%
------------   -------------   -----------------     ------------     --------------   ---------------------
Engelbert,          None                   0                  0              0             Less  than  1%
Thomas
------------   -------------   -----------------     ------------     --------------   ---------------------
Gazda, Geoff        None                   0                  0              0             Less  than  1%
------------   -------------   -----------------     ------------     --------------   ---------------------
Greentree           None                   0                  0              0             Less  than  1%
Financial
Group
------------   -------------   -----------------     ------------     --------------   ---------------------
Kern,               None                  60                 60              0             Less  than  1%
Jeffrey Lee
------------   -------------   -----------------     ------------     --------------   ---------------------
Madison and         None                   0                  0              0             Less  than  1%
Wall Inc.
------------   -------------   -----------------     ------------     --------------   ---------------------
Market Voice        None                   0                  0              0             Less  than  1%
Inc.
------------   -------------   -----------------     ------------     --------------   ---------------------
Marketshare         None                  40                 40              0             Less  than  1%
Recovery
------------   -------------   -----------------     ------------     --------------   ---------------------
Martin,             None                 740                740              0             Less  than  1%
Harold  H
------------   -------------   -----------------     ------------     --------------   ---------------------
McCaffrey,          None                   0                  0              0             Less  than  1%
Richard
------------   -------------   -----------------     ------------     --------------   ---------------------
Mohammed,           None               7,240              7,240              0                   3.62%
Rasheed
------------   -------------   -----------------     ------------     --------------   ---------------------
Moreno,             None                  20                 20              0             Less  than  1%
Robert
------------   -------------   -----------------     ------------     --------------   ---------------------
Okarmus,            None                  40                 40              0             Less  than  1%
Irena
------------   -------------   -----------------     ------------     --------------   ---------------------
Patigalia,          None                   0                  0              0             Less  than  1%
Barbara
------------   -------------   -----------------     ------------     --------------   ---------------------
Patigalia,          None                   0                  0              0             Less  than  1%
Ivie and
Michael
------------   -------------   -----------------     ------------     --------------   ---------------------
Revenge             None              22,260             22,260              0                  11.13%
Games  Inc
------------   -------------   -----------------     ------------     --------------   ---------------------
Richards,           None                   0                  0              0             Less  than  1%
Barbara  A
and Richards,
A Massa JT Ten
------------   -------------   -----------------     ------------     --------------   ---------------------
Rocha, Frank.       None                  20                 20              0             Less  than  1%
------------   -------------   -----------------     ------------     --------------   ---------------------
Roth, Alisha        None               9,960              9,960              0                   4.98%
------------   -------------   -----------------     ------------     --------------   ---------------------
Roth, Edward        None              43,540             43,540              0                  21.77%
------------   -------------   -----------------     ------------     --------------   ---------------------
Roth, Edward        None              55,680             55,680              0                  27.84%
A and Alisha
M Roth JT Ten
------------   -------------   -----------------     ------------     --------------   ---------------------
RR Investment       None               1,120              1,120              0             Less  than  1%
Holdings, Inc.
------------   -------------   -----------------     ------------     --------------   ---------------------
Sakaran, Elie       None               1,120                 90              0             Less  than  1%
------------   -------------   -----------------     ------------     --------------   ---------------------
Schor,              None                   0                  0              0             Less  than  1%
Allan  Lee
------------   -------------   -----------------     ------------     --------------   ---------------------
Sklar, Gerald       None                  40                 40              0             Less  than  1%
------------   -------------   -----------------     ------------     --------------   ---------------------
Smith,              None                   0                  0              0             Less  than  1%
Jacqueline
------------   -------------   -----------------     ------------     --------------   ---------------------
Subway.com,         None               5,560              5,560              0                   2.78%
Inc.
------------   -------------   -----------------     ------------     --------------   ---------------------
Weed, Richard       None                  20                 20              0             Less  than  1%
------------   -------------   -----------------     ------------     --------------   ---------------------
Williams,           None                   0                  0              0             Less  than  1%
James
------------   -------------   -----------------     ------------     --------------   ---------------------
TOTALS  *                            199,940**          199,940**
------------   -------------   -----------------     ------------     --------------   ---------------------




* HairMax plans to spin-off 200,000 shares of common stock of our Company to its shareholders on the basis of one share of Capital Resource Funding, Inc. common stock for each ninety shares of HairMax common stock.

** A total of 60 fractional shares of the 200,000 shares of Capital Resource Funding, Inc. common stock will not be distributed to the shareholders of HairMax in the spin-off, since they represent fractional shares and management of HairMax has decided not to distribute fractional shares. They will be retained by HairMax and not be offered for resale pursuant to this Registration Statement. Of the total number of fractional Capital Resource Funding, Inc. common shares, 199,940 shares are attributable to the HairMax Selling Security Holders.

     We intend to seek qualification for sale of the securities in those states where the securities will be offered. To resell the securities in the public market the securities must either be qualified for sale or exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. We intend to seek qualification or exemptions for trading in every state; however, there is no assurance that the states in which we seek qualification or exemption will approve of the security re-sales. Should we not obtain exemptions or qualification in these states you will be unable to resell your shares.

     HairMax will issue 200,000 shares of our common stock as a dividend distribution to shareholders of HairMax of record as of July 16, 2004 on the basis of one share of our common stock for each ninety shares of HairMax common stock.

ITEM  8.  PLAN  OF  DISTRIBUTION

     Sales By  Selling  Security  Holders  and HairMax  Selling Security Holders
     ---------------------------------------------------------------------------

     Our Selling Security Holders and HairMax Selling Security Holders are offering 790,000 and 200,000 shares, respectively, of our common stock. The Selling Security Holders and HairMax Selling Security Holders will sell their shares at $0.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. We will not receive any proceeds from the sale of the shares by the Selling Security Holders or the HairMax Selling Security Holders. The securities offered by this prospectus may be sold by the Selling Security Holders and the HairMax Selling Security
Holders. We are not aware of any underwriting arrangements that have been entered into by the Selling Security Holders or the HairMax Selling Security Holders. The distribution of the securities by the Selling Security Holders and HairMax Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

     Any of the Selling Security Holders or the HairMax Selling Security Holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on our behalf. For instance, an illegal distribution may occur if any of the Selling Security Holders or the HairMax Selling Security Holders provides us with cash proceeds from their sales of the securities. If any of the Selling Security Holders or HairMax Selling Security Holders is determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

     In addition, the Selling Security Holders, the HairMax Selling Security Holders and any brokers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

     The Selling Security Holders and the HairMax Selling Security Holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Security Holders or HairMax Selling Security Holders, the pledgee in such loan transaction would have the same rights of sale as the Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. The Selling Security Holders and the HairMax Selling Security Holders also may enter into exchange traded listed option transactions that require the delivery of the securities listed under this prospectus. The Selling Security Holders and the HairMax Selling Security Holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Security Holders or HairMax Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. If a post-effective amendment is not filed with the Securities and Exchange Commission by the Company, 'pledgees' and 'transferees' of a Selling Security Holder would not have rights to resell under this prospectus.

     In addition to, and without limiting, the foregoing, each of the Selling Security Holders, the HairMax Selling Security Holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities and Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Security Holders, HairMax Selling Security Holders or any such other person. Specifically, Regulation M prohibits an issuer, the Selling Security Holders, the HairMax Selling Security Holders or affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period. The restrictive period for our securities being registered begins on the latest of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person's completion of participation in the distribution. Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act of 1933 that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods. Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.

     There can be no assurances that the Selling Security Holders or the HairMax Selling Security Holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities and Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

     All  of  the  foregoing  may  affect  the  marketability of the securities.
Pursuant to the various agreements we have with the Selling Security Holders, and the HairMax Selling Security Holders we will pay all the fees and expenses incident to the registration of the securities, other than the Selling Security Holders' and HairMax Selling Security Holders' pro rata share of underwriting discounts and commissions, if any, which are to be paid by the Selling Security Holders and the HairMax Selling Security Holders

     HairMax  Dividend  Distribution
     -------------------------------

     HairMax will distribute the 200,000 shares of our common shares which it owns to its shareholders as a dividend as of a record date of July 16, 2004 on the basis of one of our common shares for each ninety HairMax common shares. Fractional shares will not be distributed.

     HairMax shareholders will initially have their ownership of our shares of common stock registered only in book-entry form in which no certificates are issued. On the distribution date, each HairMax shareholder of record as of the close of business on the record date will be mailed one share of our common stock for each ninety shares of HairMax common stock they hold. HairMax shareholders that hold their stock in street name will have their shares of our common stock credited to their brokerage accounts. The record date for the distribution is the close of business on July 16, 2004.

     HairMax shareholders will not be required to pay any cash or other consideration to receive our common stock in the distribution. Fractional shares will not be issued to HairMax shareholders. Shares of our common stock distributed to HairMax shareholders will be freely transferable, except for shares of our common stock received by persons who may be deemed to be affiliates of Capital Resource Funding, Inc. under the Securities Act of 1933, as amended. Persons who are affiliates of Capital Resource Funding, following the distribution will be permitted to sell their shares of our common stock only pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act of 1933, as amended, or Rule 144 issued under the Securities Act of 1933, as amended. Mr. David Koran would be considered an affiliate of Capital Resource Funding, Inc.

     Because of Hairmax's role in the distribution, there is a possibility that it may be deemed to be a statutory "underwriter" within the meaning of Section 2(11) of the Securities Act. HairMax has advised us that it will comply with the prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its own shareholders. Further, HairMax has acknowledged to us that it is familiar with the anti-manipulation rules of the SEC, including Regulation M under the Securities Act of 1934. These rules may apply to sales by HairMax in the market, following the creation of a public market, if such a market ever develops.

     With certain exceptions, Regulation M prohibits any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

ITEM  9.  LEGAL  PROCEEDINGS

     We are not aware of any pending or threatened legal proceedings, in which we are involved.
In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved.

ITEM 10.  DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS,  AND  CONTROL  PERSONS

Directors  and  Executive  Officers.

     Our Bylaws provide that we must have at least 1 director. Each director will serve until our next annual shareholder meeting, to be held sixty days after the close of the fiscal year, or until a successor is elected who accepts the position. Directors are elected for one-year terms. Our officers may be elected by our Board of Directors at any regular or special meeting of the Board of Directors. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:


    Name        Age            Position
------------    ---     ------------------------
David  Koran     36     President  and  Director
------------    ---     ------------------------

     David Koran has been our President and Director since inception in February 2004.

     Mr. Koran's experience in the commercial finance and otherwise over the last five years has consisted of the following:

     From 2004 to Present, Mr. Koran has been the president of our company, a commercial finance brokerage company, which provides commercial finance brokerage services within the entire United States. We were incorporated in North Carolina on February 2, 2004. We have no employees, other than Mr. Koran, since our inception. Currently Mr. Koran is working 25 hours per week in the employ of the Company.

     From January 2004 to Present, Mr. Koran has been operating as an employee with Benefactor Funding Corp. as a Director of Marketing. Benefactor Funding Corp. is a commercial factor offering funding programs to small to mid-sized businesses ranging from 500,000 to 3 million. Mr. Koran will remain in this employment until it is financially feasible to draw a comparable salary from CRF.

     From January 2002 to December 31, 2003, Mr. Koran worked as a Business Development Officer for J D Factors, LLC. Mr. Koran was successful in developing a new 3 state territory into a profitable region in the first 4 months of operation. J D Factors specializes in factoring services for micro and small businesses.

     From  July  2001  to  January  2002,  Mr. Koran worked as a Commercial Loan
Officer responsible for managing a 5 million dollar micro business loan portfolio and producing new loan volume monthly. Mr. Koran gained valuable experience in commercial underwriting, loan work outs, and risk management.

     From December 1999 to July 2001, Mr. Koran worked as a Business Relationship Manager for First Union Corp. In this role, Mr. Koran managed a small business portfolio of over 500 banking relationships.

     Mr. Koran's experience in the commercial banking industry helped develop his business plan for CRF. Mr. Koran identified a service need within the banking industry to help facilitate small business lending needs that was unmet by the conventional loan products. This industry experience helped to mold the business plan of CRF.

     Mr. Koran is a member of the following business organizations: Commercial Finance Association, www.cfa.org; Turnaround Management Association,
                       -----------
www.turnaround.org;  National  Funding Association, www.nationalfunding.org, and
------------------                                  -----------------------
he  is  an  Advisory  Board  member  of  the  Charlotte,  NC  Chapter.

Significant  Employees.
     Other than those persons mentioned above, we have no significant employees.

Family  Relationships.
     None.

Legal  Proceedings.
     No officer, director, or persons nominated for such positions and no promoter or significant employee of our Company has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM 11.  SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following tables set forth the ownership, as of July 16, 2004, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Security Ownership of Certain Beneficial Owners (foot1 Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned. We are unaware of any shareholders whose voting rights would be affected by community property laws.1)(foot2 This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above tables and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. 2).



Title of Class          Name and Address               # of Shares           Current % Owned
--------------     -------------------------    -----------------------      ---------------
Common             David  Koran                         10,000,000                 93%
                   2212 Lantern Way Circle
                   Cornelius, NC 28226
--------------     -------------------------    -----------------------      ---------------
Common             Greentree Financial Group,              490,000                  5%
                   Inc. (3)
                   555  S.  Powerline  Road
                   Pompano Beach, FL  33069
--------------     -------------------------    -----------------------      ---------------



(3) Greentree Financial Group, Inc., a Florida corporation, is equally and wholly owned by Mr. Robert C. Cottone, CPA and Mr. Michael Bongiovanni, CPA. Mr. Bongiovanni is Mr. Cottone's step-father. Security Ownership of Officers and Directors (2).


Title of Class          Name and Address               # of Shares           Current % Owned
--------------     -------------------------    -----------------------      ---------------
Common             David  Koran                         10,000,000                 93.0%
--------------     -------------------------    -----------------------      ---------------
Common             All Officers and                     10,000,000                 93.0%
                   Directors as a Group (2)
--------------     -------------------------    -----------------------      ---------------



**   Less  than  1%

Changes  in  Control.

     There are currently no arrangements, which would result in a change in our control.

ITEM 12.  DESCRIPTION  OF  SECURITIES

     The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON  STOCK.
     We are authorized to issue 100,000,000 shares of common stock, with a par value of $.001 per share. As of July 16, 2004, there were 10,000,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

COVERTIBLE  PREFERRED  STOCK
     We are authorized to issue 10,000,000 shares of convertible preferred stock with a par value of $.001 per share. As of July 16, 2004, there were no convertible preferred shares issued and outstanding. If issued, our preferred shares may include certain shareholder privileges to be determined by our board of directors such as cumulative dividend payments and conversion features.

ITEM 13.  INTEREST  OF  EXPERTS  AND  COUNSEL

     Our Financial Statements for the period from inception (February 2, 2004) through May 31, 2004 have been included in this prospectus in reliance upon Traci Anderson, CPA, independent Certified Public Accountants, as experts in accounting and auditing.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

ITEM 15.  TRANSACTIONS  WITHIN  LAST  FIVE  YEARS

     On or about June 23, 2004, we increased our authorized common shares to 100,000,000, kept the par value at $.001 per share and forward split our common stock 20,000 for 1. As a result, Mr. Koran's 500 shares were exchanged for 10,000,000 of our common shares. In addition, we authorized 10,000,000 shares of convertible preferred stock to be issued, par value of $.001. Each one of these shares is convertible into ten common shares.

     On June 23, 2004, we entered into a Financial Advisory Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to provide the following services:

-    Assistance  with  the  preparation of our Form SB-2 registration statement;
-    State  Blue-Sky  compliance;
-    Selection  of  an  independent  stock  transfer  agent;  and
-    Edgar  services.

     In exchange for these services, we have agreed to pay Greentree 400,000 shares of our common stock The common shares issued were valued at the estimated value for the services received which was $122,500, or $.25 per share.

     In connection with this agreement, we promised to pay $40,000 (representing $38,835 principal and $1,165 interest or approximately 6% per annum) to Greentree Financial Group, Inc. The 6 month, non assumable promissory note with Greentree Financial Group, Inc. was signed on June 24, 2004.

     On or about February 2, 2004, we sold 500 pre-split shares (10,000,000 post-split) of stock to our President, David Koran, for $100 in an exempt offering under the Securities Act of 1933, as amended, pursuant to Section 4(2) of that Act.

     During the period from inception (February 2, 2004) through May 31, 2004, our President provided us with $2,000 in fair value of rent, which is considered to be a capital contribution. During the period from inception (February 2, 2004) through May 31, 2004, our President paid $1,942 in business expenses on our behalf, which is also considered to be a capital contribution.

     On May 4, 2004, we received a $15,000 unsecured line of credit from The First Citizens Bank & Trust Company ("The Bank"). The annual percentage rate ("APR") is based on the Bank's prime rate plus 1% with a maximum APR of 8%. As of the date of the note, the APR was 5%. The initial maturity date of the note is May 4, 2005. As of May 31, 2004, the Company had not drawn against this line of credit. Subsequent to May 31, 2004, the Company borrowed $12,500 against this line of credit. There is currently $2,500 in unused credit.

     On June 23, 2004, we amended our Articles of Incorporation to effect a name change from Capital Business Funding, Inc. to Capital Resource Funding, Inc.

     On June 23, 2004, we entered into a letter of intent to form a strategic alliance with HairMax International, Inc. Pursuant to the strategic alliance, our services will be offered to the commercial customers of HairMax International, Inc. with a 50/50% revenue split on every referral made by HairMax. In consideration for services provided by HairMax International, Inc., we will pay to HairMax 200,000 shares of our restricted common stock, $.001 par value.

     We  are  not  a  subsidiary  of  any  corporation.

ITEM 16.  DESCRIPTION  OF  BUSINESS

Description  Of  Our  Role  As  A  Broker  Of  Commercial  Finance Transactions.
-------------------------------------------------------------------------------

We plan to continue to operate as a broker of commercial finance transactions. In performing these services, we will represent the individual business that is in need of obtaining financing to help fund their growth. The different funding transactions that we typically broker are: commercial loans, purchase order financing, account receivables financing/factoring and equipment leasing. An example of a commercial loan would be bank or other term financing to help a business purchase a new building to house their company. For commercial loan transactions, our broker commission is typically 1% of the loan amount paid by the lender. Purchase order financing is a funding program that helps a business receive the advance funding needed to cover their costs to fill a purchase  order.  For  example,  a  manufacturing company that  received a large purchase order from a new client that requires significant outlay of funds to purchase materials and manufacture the product.may be in need of financing. A purchase order financing company will advance on a purchase order to help the manufacturer pay the supply and labor costs needed to fill the order. Our typical broker commission for purchase order financing is .25-1% of each purchase order paid by the individual funding company. Account receivables financing/factoring is the advancement of funds on receivables to assist companies with the turn of their cash-flow. A typical loan of this type will be structured to advance 80-85% of the pre- qualified receivables, manage the collections of the receivables and charge a small discount fee or percentage of each receivable. The typical discount/percentage fee for this type of financing is between 1%-8% depending on the size of receivables funded (the higher the funded amount, the lower the discount fee). Our broker commission for account receivables financing/factoring is typically 10%-15% of the gross monthly fees for the life of the funding. For example, an accounts receivable financing borrower that receives 150,000/month in funding at a 2.5% monthly discount fee will generate $3,750 per month in gross fees with a broker commission ranging from $375 to $562.50 paid monthly for the life of the financing. Equipment leasing is the leasing of equipment that a company needs to conduct business such as machinery, trucks and office equipment. Our broker commission for commercial leasing ranges from .5%-1% of the total lease amount paid by the funding company. For each of the above transactions, we make sure there is a broker agreement in place with the lender before submitting any documentation.

Our  Services  Are  Tailored  To  Individual  Needs.
---------------------------------------------------

     When acting as a broker for the individual businesses, we will provide our customers with the following services:

o    Assist  the  business  with  assessing  their  funding  needs.
o Assist the business with identifying their lending options and potential funding sources
o Assist the business with compiling an application package and submitting it to a suitable funding source.
o Act as a liaison between the business and funding source through the entire application and funding process.

In exchange for providing these services we are compensated through the payment of a commission by the funding company only if and when a transaction is closed. Our services are of no additional cost to the client.

Marketing.
---------

We will continue to attract prospective clients via our website: www.capitalresourcefunding.biz and our existing referral sources. Our future
------------------------------
plans entail a marketing campaign that will fund additional internet, radio, television, and bill board advertising to increase the number of inquiries for our services. It is also our intention to seek strategic commercial banking partnerships outlined below. In these partnerships we will assist each bank in providing a funding resource center to service their small business clients that are unable to receive bank financing. The only identified competitor with any similarity to our business model is that of Private Business, Inc. Private Business also has a marketing strategy to secure commercial bank partnerships. The main difference to our model is the services offered. Private Business helps commercial banks establish funding programs within the bank to offer receivables financing services using the banks money to fund each deal. Our business will also empower each partnering bank to offer alternative funding solutions to its clients, but without having to risk any bank funds. As part of our business model, we intend to propose this strategic partnership plan to several large banks starting in Charlotte, NC. One such proposal is currently under consideration at a large bank. This proposal was presented to start a test model on a regional level and with plans to grow to a national level.

Business  Regulation  and  Other.
--------------------------------

There are no known license requirements to broker commercial finance transactions. We have never been the subject of any bankruptcy or relationship. We have had no material reclassifi-cation, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Competition.
-----------

The commercial finance brokerage business throughout the United States is considered to be highly competitive due to the large growing number of individual brokers. There are no known major regional players in this industry with a similar business model as ours. It is our intention to expand our business model through growth beyond the typical capacity of the existing competition.

LEGAL  PROCEEDINGS

We are currently not involved in any legal proceedings related to the conduct of our business.

REPORTS  TO  SECURITY  HOLDERS

     After the effective date of this document, we will be a reporting company under the requirements of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

ITEM 17.  MANAGEMENT'S  DISCUSSION  AND  ANALYSIS

The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

OUR  COMPANY

     The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

     We were incorporated in North Carolina on February 2, 2004 to engage in the business of commercial finance brokerage and consulting. We are currently engaged and plan to continue in the commercial finance brokerage and consulting business. Our executive offices are currently located at the residence of our President, Mr. David R. Koran 2212 Lantern Way Circle, Cornelius, NC 28031. Our telephone number is (704) 564-1676. We are authorized to issue 100,000,000 shares of common stock. Our total authorized common stock consists of 100,000,000 of which 10,000,000 shares are issued and outstanding. We are also authorized to issue up to 10,000,000 shares of convertible preferred stock, of which none are issued and outstanding.

Results  of  Operations.

     For  the  period  from  inception  (February 2, 2004) through May 31, 2004.

Sales.

     Sales for the period from inception (February 2, 2004) through May 31, 2004 were $4,257. Sales consisted of commissions earned on funded loans as follows:

-    Broker  fee  in  connection with factoring of accounts receivable generated
     $1,213.
-    Broker  fee  in  connection  with  a  mortgage commission generated $3,044.

All  sales  transactions  were  with  unrelated  parties.

Cost  of  Sales.

     We  do  not  have  a  cost  of  sales.

Expenses.

     Total expenses for the period from inception (February 2, 2004) through May 31, 2004 was $4,056. The expenses related to the fair value of rent contributed by our President free of charge and for business expenses paid by him on our behalf.

     We expect increases in expenses through the year 2004 as we move toward developing our business plan and registering our common stock. In addition, we expect professional fees to increase to around $30,000 per year for compliance with the reporting requirements of the Securities and Exchange Commission once our registration is deemed effective.

     We do not have any lease agreements for our facilities and do not currently have any employment agreements.

Income  Taxes

     We did not have any federal or state income tax expense for the period from inception (February 2, 2004) through May 31, 2004.

     If we incur losses, we may have a deferred tax asset. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment. We do not currently have any net deferred tax assets.

Income  /  Losses.

     Net income for the period from inception (February 2, 2004) through May 31, 2004 was $201. We expect to continue to incur losses at least through the year 2004, partly attributable to the fair value of expected services to be received. In addition, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact  of  Inflation.

     We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity  and  Capital  Resources.

     Cash flows provided by operations for the period from inception (February 2, 2004) through May 31, 2004 was $4,143. Cash flows were primarily attributable to net income plus the fair value of rent provided by our President and business expenses paid by him on our behalf.

     Cash flows generated by financing activities was $100 for the period from inception (February 2, 2004) through May 31, 2004. Cash flows for this period included proceeds from the sale of 10,000,000 shares of our common stock to our officer for $100 pursuant to a Regulation D private offering. Proceeds were used towards general business expenses.

     Overall, we have funded our cash needs from inception for the period from inception (February 2, 2004) through May 31, 2004 with one equity transaction with our officer as described above and from operations. If we are unable to receive additional cash from our officer, we may need to rely on financing from outside sources through debt or equity transactions. Our officer is under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on our operations and financial condition. This could include an inability to do sufficient advertising for the services we provide, which would make us less competitive in the marketplace. We could also find it more difficult to enter into strategic joint venture relationships with third parties. Finally, it would most likely delay the implementation of our business plan. An alternative plan of operation in the event of a failure to obtain financing would be to continue operations as currently configured, with the result being little, if any, projected growth. Another alternative would be to enter into a joint venture with a brokerage firm that has working capital available, albeit on less favorable terms than had we obtained financing, for the development of our business plan.

     We had cash on hand of only $4,243 and working capital of $4,243 as of May 31, 2004. It is our opinion that our current amount of cash in the bank is sufficient to fund our operations for the next twelve months because the officer is not drawing a salary. We will rely on the existence of revenue from our business, if any, and funding from outside sources. Also, if the projected revenues fall short of projected expenses we will not be able to sustain our capital needs for the next twelve months. We will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. A lack of significant revenues during the remainder of 2004 will significantly affect our cash position and move us towards a position where the raising of additional funds through equity or debt financing will be necessary. Our current level of operations would require capital of approximately $1,000 to sustain operations through year 2004 and approximately $35,000 per year thereafter. Modifications to our business plans may require additional capital for us to operate. There can be no assurance that additional capital will be available to us when needed or available on terms favorable to us. Our approximate offering expenses of $10,000 in connection with this offering have already been paid through the use of our $15,000 unsecured line of credit.

     On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering launching a local advertising campaign. Our current capital and revenues are insufficient to fund such marketing. If we choose to launch such a campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

- Seek projects that are less in value or that may be projected to be less profitable, or
- Seek business that is outside our immediate area to bring some revenue in to our Company.

     Demand for the products and services will be dependent on, among other things, market acceptance of our services, the commercial finance brokering market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from commissions earned, our business operations may be adversely affected by our competitors and prolonged recession periods.

     Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We operate a small commercial finance brokerage business in the Charlotte, North Carolina area. We plan to strengthen our position in these markets. We plan to expand our operations through aggressively marketing our services.

Impact  of  Inflation.

     We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

INFORMATION  ON  PREVIOUSLY  OWNED  COMPANIES  OF  MR.  DAVID  KORAN

Mr.  Koran  has  never  owned  any  previous  companies.

ITEM 18.  DESCRIPTION  OF  PROPERTY

     We do not own any property nor do we have any contracts or options to acquire any property in the future. Presently, we are operating out of offices in our president's residence in Cornelius, North Carolina. We occupy 200 square feet. This space is adequate for our present and our planned future operations. We pay no rent to our president for use of this space. In addition we have no written agreement or formal arrangement with our president pertaining to the use of this space. No other businesses operate from this office. We have no current plans to occupy other or additional office space.

ITEM 19.  INFORMATION  CONCERNING  HAIRMAX

     HairMax International, Inc. was incorporated in 1987 under the laws of the sate of Nevada as ATR Industries Inc. and was in the development stage until 1998. HairMax International, Inc. has a full service cleaning company offering daily residential cleaning services, carpet cleaning and other related services in the South Florida area under the name of Cleaning Express USA. HairMax International, Inc. also offers beauty salon services and products though its four retail beauty salons in the South Florida and Las Vegas areas under its HairMax of Florida, Inc. and HairMax of Nevada, Inc. subsidiaries, respectively.

     HairMax International, Inc., a Nevada corporation, is formerly known as National Beauty Corp., and is referred to herein as HairMax International or the "Company", unless the context indicates otherwise. Originally incorporated in 1987 as Tri-Capital Corporation, the name was changed in 1988 to Advanced Appearance of America, which operated beauty salons until 1995. At that time, we discontinued its operations and went inactive until early 1998. In March of 1998, HairMax International, Inc. changed its name to ATR Industries, Inc. On June 1, 1998, HairMax International, Inc. acquired ATR Industries, Inc. of Florida (AKA Cleaning Express USA and Cleaning Express of South Palm Beach, Inc.), a private Florida corporation, for 3,000,000 restricted shares of Common Stock. On September 12, 2002, one of our subsidiaries legally changed its name to HairMax of Florida, Inc. from Beautyworks USA of Florida, Inc.

     Since 1998, HairMax International, Inc. has concentrated operations primarily on the home cleaning and beauty salon services industries. In January 2000, HairMax commenced operations of a new division of operations related to the preparation, development and marketing of cosmetics and beauty products via an e-commerce Internet site. These operations were conducted through its wholly owned subsidiary Beautymerchant.com, Inc., a Florida corporation. In 2001, HairMax ceased any further investment into Beautymerchant.com, Inc., because it was encountering numerous distribution and inventory problems. After this developmental period, it was deemed not prudent to make any further investment in Beautymerchant.com, Inc.

     HairMax International, Inc.'s goal is to provide high quality, affordable hair care services and products to a wide range of customers through attractive salons located in high traffic and convenient locations. The key elements of its strategy to achieve these goals are Consistent, Quality Service. HairMax International, Inc. is committed to meeting its customer's hair care needs by providing competitively priced services and products in high traffic retail locations with professional and knowledgeable stylists. HairMax International, Inc.'s operations and marketing emphasize high quality services to create customer loyalty, to encourage referrals and to distinguish our salons from its competitors. The major services supplied by HairMax's salons are haircutting and styling, hair coloring and waving, shampooing, conditioning and waxing. To promote quality and consistency of services provided throughout its salons, HairMax plans on hiring a training staff, to train salon employees.

     HairMax International has the ability to expand its salon operations, acquisition and franchising. This provides a significant flexibility to meet consumer demand within the market.


     Revenues, net losses and shareholders' equity for HairMax International, Inc. for its fiscal year ended December 31st, audited and prepared in accordance with U.S. Generally Accepted Accounting Principles are as follows:

     December  31,                          2003                  2002
                                        ------------          ------------

     Revenues                           $    476,581          $    542,210

     Net  Loss                          $ (3,513,287)         $   (887,790)

     Shareholders'  Equity(Deficit)     $    (58,925)         $    144,093

     Unaudited revenues, net losses and shareholders' equity for HairMax for the three months ended March 31, 2004 and 2003 are as follows:

     March  31,                             2004                  2003
                                        ------------          ------------

     Revenues                           $    175,369          $    121,098

     Net  Loss                          $   (282,513)         $    (51,233)

     Shareholders'  Equity(Deficit)     $   (104,446)         $    102,860

     Inasmuch as HairMax International, Inc. is a reporting company under the Securities Exchange Act of 1934, reports and other information filed by it are available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

ITEM 20.  FEDERAL  INCOME  TAX  CONSEQUENCES  OF  THE  HAIRMAX  DISTRIBUTION

     The following discussion is a general summary of current Federal Income tax consequences of the HairMax distribution as presently interpreted by the Law Offices of Harold H. Martin, P.A., counsel to the Company. It is important to note that a shareholder's particular tax consequences may vary depending on his individual circumstances. You are urged to consult your own tax advisor as to the particular tax consequences to you of the HairMax distribution, including, without limitation, the applicability and effect of any state, local or foreign tax laws and the possible effects of changes of applicable tax laws.

     The Internal Revenue Service will not give an advance ruling as to the valuation of our common stock to be distributed as a dividend by HairMax to its shareholders. The IRS is not bound by any determination made by HairMax as to the fair market value of the property distributed to the HairMax shareholders.

     The distribution of our common stock to HairMax shareholders as a dividend may be a taxable event. Section 301 of the Internal Revenue Code of 1986 provides that the taxable amount of the dividend shall be the fair market value of the property distributed. Section 316 of the Code provides generally that a corporate distribution will be treated as a dividend to the extent the distribution is paid out of earnings and profits accumulated since 1996 or out of earnings and profits for the year of the distribution. Management believes that HairMax does not have accumulated earnings and profits since 1996. There are also no earnings and profits for the year of distribution measured through March 31, 2004. Accordingly, the distribution will be taxable as an ordinary dividend only to the extent that there are earnings and profits for remainder of the fiscal year 2004 of distribution.

     If HairMax has no earnings and profits for fiscal year 2004, then the distribution will not be treated as a dividend of HairMax of the fair market value of the property distributed. If HairMax has earnings and profits for the fiscal year 2004, but not enough earnings and profits to cover the value of the property distributed, then the distribution will be taxed as an ordinary income dividend to the extent of the earnings and profits through fiscal year 2004. If HairMax has earnings and profits through fiscal year 2004 that exceed the fair market value of the property distributed, then the entire distribution will be considered a taxable dividend to the shareholders.

     Corporate holders of HairMax shares (other than S Corporations) may be entitled to the dividends-received deduction, which would generally allow such shareholders a deduction, subject to certain limitations, from their gross income of either 70% or 80% of the amount of the dividend depending on their ownership percentage in HairMax. The holding period for the HairMax shareholders for our common stock received in the HairMax distribution will commence on the date of the HairMax distribution.

     Computation of Fair Market Value. For income tax purposes, Fair Market Value is the price at which a willing buyer and a willing seller would agree to exchange property, neither being under a compulsion to buy or sell. Fair market value must be determined on the date (or as close to as possible) of the distribution. Since there is no trading market for our common stock, fair market value will be calculated at the appropriate time using other valuation techniques. We are going to use the net book value of our common stock on the date of distribution, since there is currently no trading market for our common shares. As of March 31, 2004, the taxable dividend value of each of the common shares to be distributed to HairMax shareholders would be $8.49. This is arrived at by dividing our shareholders' equity on May 31, 2004, $4,243, by the number of our common shares outstanding on May 31, 2004: 500.

     The recipients of the distribution are not paying for the shares received and are therefore not making a decision about investing in the shares. The tax consequences of the distribution do not change the fact that shareholders of HairMax common stock will receive the shares without any direct payment for them. The information about the amount of the taxable dividend per share will be delivered to each shareholder in the ordinary course of business after the computation of earnings and profits for HairMax for its fiscal year 2004. HairMax's fiscal year 2004 is the year ended December 31, 2004, the period for which the most recent financial data about HairMax will be available.

ITEM 21.  CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

In February 2004, we issued 500 pre-split (10,000,000 post-split) common shares of $.001 par value stock to an officer for $100. The excess of the par value times the number of common shares issued over the $100 in cash collected represents a receivable from him at May 31, 2004. He contributed $3,942 in services and expenses paid personally by him, to us during the period from inception (February 2, 2004) through May 31, 2004.

On June 23, 2004, we increased our number of currently authorized of 25,000 shares of common stock to 100,000,000 shares of common stock. The par value of each remained at $.001. We also authorized the establishment of a class of convertible preferred stock and therefore increased its authorized capital to 10,000,000 shares of preferred stock, convertible to common stock at a ratio of ten shares of common stock for each share of preferred stock. The par value of each share is $.001.

On June 23, 2004, an agreement was signed between Capital Resource Funding and Greentree Financial Group, Inc. whereby Greentree Financial Group, Inc. will assist with the preparation of SEC Registration Statement form SB-2, assist with the preparation of Board Resolution authorizing the transactions, assist with preparing our corporate housekeeping, assist with the preparation of a share exchange agreement such as the Letter of Intent with HairMax, Edgarization of the SB-2 with the SEC, and assist with the preparation of a newly created preferred stock issue. In connection with this agreement, we promised to pay $40,000 (representing $38,835 principal and $1,165 interest or approximately 6% per annum) to Greentree Financial Group, Inc. The 6 month, non assumable promissory note between Capital Resource Funding and Greentree Financial Group, Inc. was signed on June 24, 2004. In addition to the promissory note, we paid $10,000 in cash upon signing the agreement and we will also issue 490,000 shares of free-trading common stock to Greentree Financial Group, Inc. within 6 months.

ITEM 22.  MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS

Market  Information
     Our common stock is not traded on any exchange. We plan to eventually seek listing on the over-the-counter Bulletin Board. We cannot guarantee that we will obtain a listing. Although we plan to obtain a market maker for our securities, our management has not yet discussed market making with any market maker or broker dealer. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed, or if developed, will be sustained.

     A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Agreements  to  Register.
     Not  applicable.

Holders.
     As  of  July  16, 2004, there were 2 holders of record of our common stock.

Shares  Eligible  for  Future  Sale.

     Upon effectiveness of this registration statement, the 200,000 and 790,000 shares, respectively, of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

     In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates, who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     As a result of the provisions of Rule 144, 300,000 shares of our common stock will be available for sale upon the effectiveness of this Registration Statement. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Dividends.
     We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

     The 200,000 and 790,000 shares, respectively, of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

Dividend  Policy.
     All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

     Our Shares are "Penny Stocks" within the Meaning of the Securities Exchange Act of 1934

     Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock.

     Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of Selling Security Holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of the Company's securities, if our securities become publicly traded. In addition, the liquidity for the Company's securities may be adversely affected, with concomitant adverse affects on the price of the Company's securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

ITEM 23.  EXECUTIVE  COMPENSATION



                              Summary Compensation Table
                              --------------------------
                      Annual Compensation                     Long Term Compensation
                  ----------------------------   ------------------------------------------------
Name and                                         Restricted  Securities    LTIP         Other
Principal                         Other Annual   Stock       Underlying    payouts
Position   Year   Salary   Bonus  Compensation   Award(s)    Options
                    ($)     ($)        ($)         ($)          (#)          ($)         ($)
---------  ----   ------   -----  ------------   ----------  ----------    -------   ------------

David      2004        0       0             0            0           0          0              0
Koran
President




We have not entered into any other employment agreements with our employees, Officers or Directors. We have no standard arrangements under which we will compensate our directors for their services provided to us.

ITEM 24.  FINANCIAL  STATEMENTS

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

To  the  Board  of  Directors  and  Stockholders
Capital Resource Funding, Inc. (FKA Capital Business Funding, Inc.) 17111 Kenton Drive, Suite 204 B
Cornelius,  NC  28031

I have audited the accompanying balance sheet of Capital Resource Funding, Inc. (FKA Capital Business Funding, Inc.) as of May 31, 2004 and the related statements of income, stockholder's equity, and cash flows for the period of inception (February 2, 2004) through May 31, 2004. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respect, the financial position of Capital Resource Funding, Inc. (FKA Capital Business Funding, Inc.) as of May 31, 2004, and the results of its operations and its cash flows for the period of inception (February 2, 2004) through May 31, 2004 in conformity with accounting principles generally accepted in the United States of America.



Traci  J.  Anderson,  CPA
Huntersville,  NC
June  28,  2004




                         CAPITAL RESOURCE FUNDING, INC.
                         ------------------------------
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                                  BALANCE SHEET
                               AS OF MAY 31, 2004

                                     ASSETS

CURRENT  ASSETS
---------------
   Cash  and  cash  equivalents                                    $      4,243
                                                                   ------------
      TOTAL  CURRENT  ASSETS                                              4,243
                                                                   ------------

      TOTAL  ASSETS                                                $      4,243
                                                                   ============

                      LIABILITIES AND STOCKHOLDER'S EQUITY


Stockholder's  Equity
---------------------
   Convertible Preferred Stock ($0.001 par value,
   10,000,000 shares authorized; none issued and
   outstanding as of May 31, 2004.)                                           -
   Common stock ($.001 par value, 100,000,000 shares
   authorized; 10,000,000 shares issued and outstanding
   at May 31, 2004)                                                      10,000
   Additional  Paid  in  Capital                                          3,942
   Retained  Earnings                                                       201
   Receivable  from  the  sale  of  stock  to officer                    (9,900)
                                                                   ------------
      TOTAL  STOCKHOLDER'S  EQUITY                                        4,243
                                                                   ------------

      TOTAL  LIABILITIES  AND  STOCKHOLDER'S  EQUITY               $      4,243
                                                                   ============




   The accompanying notes are an integral part of these financial statements.


                         CAPITAL RESOURCE FUNDING, INC.
                         ------------------------------
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                                INCOME STATEMENT
                          FOR THE PERIOD FROM INCEPTION
                     (FEBRUARY 2, 2004) THROUGH MAY 31,2004

REVENUES:
---------
   Commissions  earned                                             $      4,257
                                                                   ------------
      TOTAL  REVENUE                                               $      4,257
                                                                   ------------

EXPENSES:
---------
   General  and  administrative                                           4,056
                                                                   ------------
      TOTAL  EXPENSES                                                     4,056
                                                                   ------------
      OPERATING  INCOME                                                     201
                                                                   ------------

      NET  INCOME                                                  $        201
                                                                   ============
   Net income per share-basic and fully diluted                    $          *
                                                                   ============
   Weighted  average  shares  outstanding                            10,000,000
                                                                   ============



*  =  Less  than  $.01.


    The accompanying notes are an integral part of these financial statements




                         CAPITAL RESOURCE FUNDING, INC.
                         ------------------------------
                      (FKA, CAPITAL BUSINESS FUNDING, INC.)
                            STATEMENT OF CASH FLOWS
      FOR THE PERIOD FROM INCEPTION (FEBRUARY 1, 2004) THROUGH MAY 31, 2004


CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
-----------------------------------------
   Net income                                                      $        201
   Adjustments to reconcile net income to net
   cash provided by operating activities
      Fair value of rent provided by officer and
      majority shareholder                                                2,000
   Business expenses paid by officer and majority shareholder             1,942
                                                                   ------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES                        4,143
                                                                   ------------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
-----------------------------------------
   Issuance of common stock                                                 100
                                                                   ------------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                          100
                                                                   ------------

         NET INCREASE IN CASH AND CASH EQUIVALENTS                        4,243

CASH  AND  CASH  EQUIVALENTS:
   BEGINNING  OF  THE  PERIOD                                                 -
                                                                   ------------
   END OF THE PERIOD                                               $      4,243
                                                                   ============






   The accompanying notes are an integral part of these financial statements.




                         CAPITAL RESOURCE FUNDING, INC.
                         ------------------------------
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                        STATEMENT OF STOCKHOLDER'S EQUITY
      FOR THE PERIOD FROM INCEPTION (FEBRUARY 1, 2004) THROUGH MAY 31, 2004


                                   Retained    Common        Common      Additional
                                   Earnings    Stock         Shares      Paid  in
                                                                         Capital
                                   --------  ----------    ----------    ----------
Balances, February 2, 2004         $      -  $        -             -    $        -
Issuance of common stock                         10,000    10,000,000             -
Contribution of capital by officer        -           -             -         3,942
Net income for the period               201           -             -             -
                                   --------  ----------    ----------    ----------
Balances, May 31, 2004             $    201  $   10,000    10,000,000    $    3,942
                                   ========  ==========    ==========    ==========




   The accompanying notes are an integral part of these financial statements.



                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                    (February 2, 2004) Through May 31, 2004


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
------------------------------------------------------

Business  Activity-Capital Resource Funding, Inc. (FKA Capital Business Funding,
------------------
Inc.) ("The Company") was organized under the laws of the State of North Carolina on February 2, 2004 as a subchapter S-Corporation. The Company is in the business of providing consultative services to small to mid sized businesses in need of financing sources ranging from SBA loans, commercial mortgages, factoring and asset based loans.

Cash  and  Cash  Equivalents-For  purposes  of  the Statement of Cash Flows, the
----------------------------
Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management's  Use  of  Estimates-The  preparation  of  financial  statements  in
--------------------------------
conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue  Recognition-The  Company's  revenue is derived primarily from brokering
--------------------
income which range from one time origination fees to on-going monthly commissions paid for the life of the financing. Revenue is recognized as earned when each loan deal is finalized.

Comprehensive  Income  (Loss)-The Company adopted Financial Accounting Standards
-----------------------------
Board Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Advertising  Costs-Advertising  costs are expensed as incurred.  The advertising
------------------
expense totaled $ -0- for the period from inception (February 2, 2004) through May 31, 2004.



                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                        For the Period Ended May 31, 2004


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT')
---------------------------------------------------------------

Net  Income  per  Common Share-Statement of Financial Accounting Standard (SFAS)
------------------------------
No. 128 requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Accordingly, this presentation has been adopted for the period presented. There were no adjustments required to net income for the period presented in the computation of diluted earnings per share.

Income  Taxes-The  S Corporation is not a taxpaying entity for federal and state
-------------
income tax purposes and thus no provisions for income taxes has been recognized. Income of the S Corporation is faxed to the shareholders in their respective returns.

Fair Value of Financial Instruments-The carrying amounts reported in the balance
-----------------------------------
sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Impairment  of Long-Lived Assets-The Company evaluates the recoverability of its
--------------------------------
fixed assets and other assets in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144'). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the period ended May 31, 2004 based upon a management review of such assets.



                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                    (February 2, 2004) Through May 31, 2004


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT')
---------------------------------------------------------------

Recent  Accounting  Pronouncements-In  June  2001,  the  Financial  Accounting
----------------------------------
Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations" which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value cannot be made. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS No. 143 to have a material effect on its financial condition or cash flows.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 generally establishes a standard framework to measure the impairment of long-lived assets and expands the Accounting Principles Board ("APB") 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" to include a component of the entity (rather than a segment of the business). SFAS No.144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company does not expect SFAS No. 144 to have a material effect on its financial condition and cash flows.

In April of 2002, Statement of Financial Accounting Standards (SFAS) No. 145 was issued which rescinded SFAS Statements 4, 44, and 64, amended No. 13 and contained technical corrections. As a result of SFAS No. 145, gains and losses from extinguishments of debt will be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30, that they are unusual and infrequent and not part of an entity's recurring operations. The Company does not expect SFAS No. 145 to have a material effect on its financial condition or cash flows.



                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                    (February 2, 2004) Through May 31, 2004


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT')
---------------------------------------------------------------

Recent  Accounting  Pronouncements  (cont')
-------------------------------------------

In July of 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 146, which addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (EITF) has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)". SFAS No. 146 revises the accounting for certain lease termination costs and employee termination benefits, which are generally recognized in connection with restructuring charges. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of this standard will not have an impact on the Company's financial statements.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantee, Including Indirect Guarantees or Indebtedness of Others", which addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. FIN 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees that are entered into or modified after December 31, 2002.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure"-an amendment to SFAS No. 123 (SFAS No.
148), which provides alternative methods of transition for companies voluntarily planning on implementing the fair value recognition provisions of SFAS No. 123. SFAS No. 148 also revises the disclosure provisions of SFAS No. 123 to require more prominent disclosure of the method of accounting for stock-based compensation, and requiring disclosure of pro forma net income and earnings per share as if the fair value recognition provisions of SFAS No. 123 had been applied from the original effective date of SFAS No. 123.




                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                    (February 2, 2004) Through May 31, 2004


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT')
---------------------------------------------------------------

Recent  Accounting  Pronouncements  (cont')
-------------------------------------------

In January 2003, Financial Accounting Standards Board issued FIN No. 46, "Consolidation of Variable Interest Entities". FIN No. 46 requires the consolidation of entities that cannot finance their activities without the support of other parties and that lack certain characteristics of a controlling interest, such as the ability to make decisions about the entity's activities via voting rights or similar rights. The entity that consolidates the variable interest entity is the primary beneficiary of the entity's activities. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and must be applied in the first period beginning after June 15, 2003 for entities in which an enterprise holds a variable interest entity that it acquired before February 1, 2003.

In January 2003, the EITF released Issue No. 00-21, (EITF 00-21), "Revenue Arrangements with Multiple Deliveries", which addressed certain aspects of the accounting by a vendor for arrangement under which it will perform multiple revenue-generating activities. Specifically, EITF 00-21 addresses whether an arrangement contains more than one unit of accounting and the measurement and allocation to the separate units of accounting in the arrangement. EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of this standard will not have an impact on the Company's financial statements.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company does not believe that there will be any impact on its financial statements.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how companies classify and measure certain financial with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some characteristics). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The standard will not impact the Company's financial statements.


                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                    (February 2, 2004) Through May 31, 2004


NOTE  B-SUPPLEMENTAL  CASH  FLOW  INFORMATION
---------------------------------------------

Supplemental disclosures of cash flow information for the period ended May 31, 2004 is summarized as follows:

Cash  paid  during  the period ended May 31, 2004 for interest and income taxes:


          Income  Taxes               $---
          Interest                    $---

NOTE  C-SEGMENT  REPORTING
--------------------------

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas and major customers. The Company determined that it did not have any separately reportable operating segments as of May 31, 2004.

NOTE  D-EQUITY
--------------

In February 2004, the Company issued 500 pre-split (10,000,000 post-split) common shares of $.001 par stock to its officer for $100. See Subsequent Event footnote below concerning the forward split of this stock. The excess of the par value times the number of common shares issued over the $100 in cash collected represents a receivable from the shareholder at May 31, 2004. The officer contributed $3,942 in services and expenses paid personally by him, to the Company during the period from inception (February 2, 2004) through May 31, 2004.

NOTE  E-COMMITMENTS
-------------------

The Company is provided with its office facilities from its officers and majority shareholder, on a month to month basis for $500 per month.


                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                    (February 2, 2004) Through May 31, 2004


NOTE  F-LINE  OF  CREDIT
------------------------

On May 4, 2004, the Company received a $15,000 unsecured line of credit from The First Citizens Bank & Trust Company ("The Bank"). The annual percentage rate ("APR") is based on the Bank's prime rate plus 1% with a maximum APR of 8%. As of the date of the note, the APR was 5%. The initial maturity date of the note is May 4, 2005. As of May 31, 2004, the Company had not drawn against this line of credit. Subsequent to May 31, 2004, the Company borrowed $12,500 against this line of credit. There is currently $2,500 in unused line of credit.

NOTE  G-SUBSEQUENT  EVENTS
--------------------------

On June 23, 2004, The Company legally amended its Articles of Incorporation to effect a name change from Capital Business Funding, Inc. to Capital Resource Funding, Inc.

On June 23, 2004, the Company increased its number of currently authorized of 25,000 shares of common stock to 100,000,000 shares of common stock. The par value of each shall remain at $.001. The Company also authorized the establishment of a class of convertible preferred stock and therefore increased its authorized capital to 10,000,000 shares of preferred stock, convertible to common stock at a ratio of ten shares of common stock for each share of preferred stock. The par value of each share shall be $.001.

On June 23, 2004, an agreement was signed between the Company and Greentree Financial Group, Inc. whereby Greentree Financial Group, Inc. will assist with the preparation of SEC Registration Statement form SB-2, assist with the preparation of Board Resolution authorizing the transactions, assist with preparing the Company corporate housekeeping, assist with the preparation of share exchange agreement with a publicly traded company, Edgarization of the SB-2 with the SEC, and assist with the preparation of a newly created preferred stock. In connection with this agreement, the Company has promised to pay $40,000 (representing $38,835 principal and $1,165 interest or approximately 6% per annum) to Greentree Financial Group, Inc. The 6 month, non assumable promissory note between the Company and Greentree Financial Group, Inc. was drafted and signed on June 24, 2004. In addition to the promissory note, the Company has paid $10,000 in cash upon signing the agreement and the Company will also issue 490,000 shares of free-trading common stock to Greentree Financial Group, Inc. within 6 months.


                          CAPITAL RESOURCE FUNDING, INC
                      (FKA CAPITAL BUSINESS FUNDING, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          For the Period From Inception
                    (February 2, 2004) Through May 31, 2004


NOTE  G-SUBSEQUENT  EVENTS  (cont')
-----------------------------------

On June 23, 2004, the Company submitted a letter of intent to form a strategic alliance with HairMax International, Inc. The Company intends to enter into a strategic alliance whereby the services of the Company are offered to the commercial customers of HairMax International, Inc. with a 50/50% revenue split on every referral. In consideration for services provided by HairMax International, Inc., the Company will pay to HairMax International, Inc. 200,000 shares of its unregistered common stock ($.001 par value).

On June 23, 2004, the Company enacted a 20,000 for 1 forward stock split on the common stock owned by its officer and then sole shareholder. These financial statements have been adjusted, accordingly, to reflect this split.

ITEM 25. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Traci J. Anderson, Certified Public Accountant audited our financial statements for the period from February 2, 2004 to May 31, 2004. We have never had any changes in or disagreements with our accountants.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until ninety days after the effectiveness of the registration statement of which this prospectus is a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART  II  INFORMATION  NOT  REQUIRED  TO  BE  INCLUDED  IN  PROSPECTUS

ITEM 26.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our bylaws provide for indemnification of each person (including the heirs, executors, administrators, or estate of such person) who is or was director and officer of the corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs, and expenses, whether or not the corporation would have the legal power to indemnify them directly against such liability.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 27.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. These estimated expenses have been paid and we do not expect any material additional expenses as the result if this offering. Selling Security Holders and the HairMax Selling Security Holders will pay no offering expenses.

ITEM                                     EXPENSE
SEC  Registration  Fee                   $    16
Legal  Fees  and  Expenses               $10,000
Accounting  Fees  and  Expenses          $ 5,000
Transfer  Agent  Fees                    $ 1,500
Blue  Sky  Fees                          $ 5,000
Miscellaneous*                           $ 2,925
                                         =======
Total*                                   $24,441

*    Estimated  Figure


ITEM 28.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On or about June 23, 2004, we increased our authorized common shares to 100,000,000, kept the par value at $.001 per share and forward split our common stock 20,000 for 1. As a result, Mr. Koran's 500 shares were exchanged for 10,000,000 of our common shares. In addition, we authorized 10,000,000 shares of convertible preferred stock to be issued, par value of $.001. Each one of these shares is convertible into ten common shares.

     On June 23, 2004, we entered into a Financial Advisory Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in having our common stock publicly traded. In exchange for the following services, we have paid Greentree Financial Group, Inc., 490,000 shares of our common stock and $10,000 cash for:

-    Assistance  with  the  preparation of our Form SB-2 registration statement;
-    State  Blue-Sky  compliance;
-    Selection  of  an  independent  stock  transfer  agent;  and
-    Edgar  services.

     The common shares issued were valued at the estimated value for the services received which was $122,500, or $.25 per share.

     The shares issued to Greentree were issued in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, inasmuch as Greentree is a sophisticated investor which is able to bear the financial risk of its investment, it was provided with access to information about us and there was no general solicitation or advertising in connection with the offering. In addition, Greentree is an "accredited investor" within the meaning of the Securities Act of 1933, as amended.

     In connection with this agreement, we promised to pay $40,000 (representing $38,835 principal and $1,165 interest or approximately 6% per annum) to Greentree Financial Group, Inc. The 6 month, non assumable promissory note with Greentree Financial Group, Inc. was signed on June 24, 2004.

     On or about February 2, 2004, we sold 500 pre-split shares (10,000,000 post-split) of stock to our President, David Koran for $100 pursuant to an offering that was exempt under Section 4(2) of the Securities Act of 1933, as amended.

     On  June  23,  2004,  we  entered  into  a  strategic alliance with HairMax
International, Inc. whereby our services are going to be offered to the commercial customers of HairMax International, Inc. with a 50/50% revenue split on every referral. In consideration for services provided by HairMax International, Inc., we will pay to HairMax International, Inc. 200,000 shares of our unregistered common stock, $.001 par value per share. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; and (6) the negotiations for the sale of the stock took place directly between the offeree and our management.

ITEM 29.  EXHIBITS

Exhibit  Number                         Exhibit  Description
---------------     ------------------------------------------------------------
3.1                 Articles  of  Incorporation
---------------     ------------------------------------------------------------
3.2                 Articles  of  Amendment  to  Articles  of  Incorporation
---------------     ------------------------------------------------------------
3.3                 Bylaws
---------------     ------------------------------------------------------------
4                   Form  of  stock  certificate
---------------     ------------------------------------------------------------
5                   Legal opinion (including consent to be named in Registration
                    Statement)
---------------     ------------------------------------------------------------
10.1                Consulting  agreement between Capital Resource Funding, Inc.
                    and  Greentree  Financial  Group,  Inc.
---------------     ------------------------------------------------------------
10.2                Promissory  Note  with  Greentree  Financial  Group,  Inc.
---------------     ------------------------------------------------------------
10.3                Letter  of Intent between Capital Resource Funding, Inc. and
                    HairMax  International,  Inc.
---------------     ------------------------------------------------------------
23.1                Consent  of  auditor
---------------     ------------------------------------------------------------
23.2                Consent  of  legal  counsel  as  to  tax  matters
---------------     ------------------------------------------------------------


ITEM 30.  UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
     c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering .

3. To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Cornelius, State of North Carolina on August 9, 2004.


                                    Capital  Resource  Funding,  Inc.

                                    /s/  David  R.  Koran
                                    ---------------------
                             By:    David  R.  Koran
                             Title: President


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

                                    /s/  David  R.  Koran
                                    ---------------------
                             By:    David  R.  Koran
                             Title: President/Chief  Executive  Officer/
                                    Chief  Financial  Officer
                             Date:  August  9,  2004